                                   CREDIT AGREEMENT



                                    BY AND BETWEEN



                                    NORSTAN, INC.



                                         AND



                           FIRST BANK NATIONAL ASSOCIATION







                              DATED  SEPTEMBER 26, 1997

                                     ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS. . . . . . . . . . . . . . . . . . . . .   1
    Section 1.1    Defined Terms. . . . . . . . . . . . . . . . . . . . .   1
    Section 1.2    Other Definitional Terms. . . . . . . . . . . . . . . .  5

                                    ARTICLE II

TERMS OF THE CREDIT FACILITIES .  .  .  .  . . . . . . . . . . . . . . .    5
    Section 2.1    The Revolving Commitments; Purposes . . . . . . . . .    6
    Section 2.2    Procedure for Revolving Loans . . . . . . . . . . . .    6
    Section 2.3    Revolving Note  . . . . . . . . . . . . . . . . . . .    6
    Section 2.4    Conversions and Continuations . . . . . . . . . . . .    7
    Section 2.5    Interest Rates, Interest Payments and
                   Default Interest    . . . . . . . . . . . . . . . . .    7
    Section 2.6    Repayment . . . . . . . . . . . . . . . . . . . . . .    8
    Section 2.7    Optional Prepayments. . . . . . . . . . . . . . . . .    8
    Section 2.8    Optional Reduction of Revolving Commitment
                     Amount or Termination of Revolving Commitment . . .    8
    Section 2.9    Unused Revolving Commitment Fees. . . . . . . . . . .    8
    Section 2.10   Computation . . . . . . . . . . . . . . . . . . . . .    9
    Section 2.11   Payments. . . . . . . . . . . . . . . . . . . . . . .    9
    Section 2.12   Revolving Commitment Ending Date  . . . . . . . . . .    9
    Section 2.13   Use of Loan Proceeds  . . . . . . . . . . . . . . . .    9
    Section 2.14   Interest Rate Not Ascertainable, Etc  . . . . . . . .    9
    Section 2.15   Increased Cost. . . . . . . . . . . . . . . . . . . .   10
    Section 2.16   Illegality    . . . . . . . . . . . . . . . . . . . .   10
    Section 2.17   Capital Adequacy. . . . . . . . . . . . . . . . . . .   11
    Section 2.18   Funding Losses; Eurodollar Rate Advances  . . . . . .   11
    Section 2.19   Discretion of Bank as to Manner of Funding  . . . . .   11

                              ARTICLE III

CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . .   12
    Section 3.1    Conditions of Initial Loans . . . . . . . . . . . . .   12
    Section 3.2    Conditions Precedent to all Loans . . . . . . . . . .   12

                              ARTICLE IV

REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . .   12
    Section 4.1    Authorization and Validity  . . . . . . . . . . . . .   12
    Section 4.2    No Conflict; No Default . . . . . . . . . . . . . . .   12
    Section 4.3    Government Consent. . . . . . . . . . . . . . . . . .   13
    Section 4.4    Financial Statements and Condition  . . . . . . . . .   13
    Section 4.5    Representations and Warranties Under Agented Credit
                     Agreement . . . . . . . . . . . . . . . . . . . . .   13


                              ARTICLE V

AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . .   13

                              ARTICLE VI

NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . .  . .   13

                              ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . .   14
    Section 7.1    Events of Default . . . . . . . . . . . . . . . . . .   14
    Section 7.2    Remedies. . . . . . . . . . . . . . . . . . . . . . .   14
    Section 7.3    Offset. . . . . . . . . . . . . . . . . . . . . . . .   15

                              ARTICLE VIII

MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
    Section 8.1    Modifications . . . . . . . . . . . . . . . . . . . .   15
    Section 8.2    Expenses. . . . . . . . . . . . . . . . . . . . . . .   15
    Section 8.3    Waivers, etc. . . . . . . . . . . . . . . . . . . . .   15
    Section 8.4    Notices . . . . . . . . . . . . . . . . . . . . . . .   16
    Section 8.5    Taxes . . . . . . . . . . . . . . . . . . . . . . . .   16
    Section 8.6    Successors and Assigns; Disposition
                   of Loans; Transferees   . . . . . . . . . . . . . . . . 16
    Section 8.7    Confidentiality of Information. . . . . . . . . . . . . 16
    Section 8.8    Governing Law and Construction  . . . . . . . . . . . . 17
    Section 8.9    Consent to Jurisdiction . . . . . . . . . . . . . . . . 17
    Section 8.10   Survival of Agreement . . . . . . . . . . . . . . . . . 17
    Section 8.11   Indemnification . . . . . . . . . . . . . . . . . . . . 18
    Section 8.12   Captions  . . . . . . . . . . . . . . . . . . . . . . . 18
    Section 8.13   Entire Agreement  . . . . . . . . . . . . . . . . . . . 19
    Section 8.14   Counterparts  . . . . . . . . . . . . . . . . . . . . . 19
    Section 8.15   Borrower Acknowledgements . . . . . . . . . . . . . .   19

                                   CREDIT AGREEMENT

    THIS CREDIT AGREEMENT, dated as of September 26, 1997, is by and among NORSTAN, INC., a Minnesota corporation (the "Borrower"), and FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Bank")

                                      ARTICLE I

                           DEFINITIONS AND ACCOUNTING TERMS

    Section 1.1 DEFINED TERMS. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

        "ADJUSTED EURODOLLAR RATE": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

         "ADVANCE": Any portion of the outstanding Revolving Loans by the Bank as to which the Borrower elected one of the available interest rate options and, if applicable, an Interest Period. An Advance may be a Eurodollar Rate Advance or a Reference Rate Advance.

         "AFFILIATE": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent of more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

         "AGENTED CREDIT AGREEMENT": The Credit Agreement dated as of July 23, 1996 among the Borrower, the Banks therein named and First Bank National Association, one of said Banks, as Agent for said Banks, as the same may be amended, supplemented, restated or otherwise modified in writing from time to time in accordance with the provisions thereof. If the Agented Credit Agreement is terminated or if the Bank ceases to be a "Bank" thereunder, then, for purposes of Section 4.5, Article V, Article VI, Section 7.1(d) and 7.2(a) hereof, the provisions of the Agented Credit Agreement as last in effect prior to the termination thereof or the Bank's ceasing to be a "Bank" thereunder, as the case may be, shall be deemed to have continued in effect.

         "APPLICABLE LENDING OFFICE": For each type of Advance, the office of the Bank identified pursuant to Section 8.4 or such other domestic or foreign office of the Bank (or of an Affiliate of the Bank) as the Bank may specify from time to time to the Borrower as the office by which its Advances of such type are to be made and maintained.

         "APPLICABLE MARGIN":  With respect to:

              (a)  Reference Rate Advances -- 0%.

              (b)  Eurodollar Rate Advances -- 1.00%

         "BANK":  As defined in the opening paragraph hereof.

         "BOARD": The Board of Governors of the Federal Reserve System or any successor thereto.

         "BORROWER":  As defined in the opening paragraph hereof.

         "BORROWER LOAN DOCUMENTS":  This Agreement and the Revolving Note.

         "BUSINESS DAY": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

         "CLOSING DATE":  September 26, 1997.

         "CODE":  The Internal Revenue Code of 1986, as amended.

         "DEFAULT": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

         "DOLLARS" "and "$":  Lawful money of the United States of America.

         "EURODOLLAR BUSINESS DAY": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

         "EURODOLLAR RATE": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Reuters Screen LIBO page as of 11:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Bank may determine the rate based on rates at which United States dollar deposits are offered to the Bank in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Bank to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

         "EURODOLLAR RATE ADVANCE": An Advance with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

         "EURODOLLAR RESERVE PERCENTAGE": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

         "EVENT OF DEFAULT":  Any event described in Section 7.1.

         "GUARANTORS":   Norstan Financial Services, Inc., a Minnesota
corporation, Norstan Communications, Inc., a Minnesota corporation, Norstan Network Services, Inc., a Minnesota corporation, Norstan Canada Inc., a Minnesota corporation, and Connect Computer Company, a Minnesota corporation.

         "GUARANTY":  A guaranty in the form of Exhibit 1.1A hereto.

         "IMMEDIATELY AVAILABLE FUNDS": Federal funds or other immediately available funds.

         "INTEREST PERIOD": With respect to each Eurodollar Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; PROVIDED THAT:

              (a) Any Interest Period that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

              (b) Any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

              (c) No Interest Period may be selected that would end after the Revolving Commitment Ending Date.

         "LIEN": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any capitalized lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

         "LOAN DOCUMENTS":  This Agreement, the Revolving Note and the
Guaranties.

         "OBLIGATIONS": The Borrower's obligations in respect of the due and punctual payment of principal and interest (including, without limitation and to the extent permitted by law, interest accruing after the commencement of a case by or against the Borrower under the Bankruptcy Code (Title11 of the United States Code)) on the Revolving Note when and as due, whether by acceleration or otherwise and all fees (including Unused Revolving Commitment Fees), expenses, indemnities, reimbursement and other obligations of the Borrower under this Agreement or any other Borrower Loan Document, in all cases whether now existing or hereafter arising or incurred.

         "PERSON": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

         "REFERENCE RATE": The rate of interest from time to time publicly announced by the Bank as its reference rate. The Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

         "REFERENCE RATE ADVANCE": An Advance with respect to which the interest rate prior to maturity is determined by reference to the Reference Rate.

         "REGULATORY CHANGE": Any change after the Closing Date in federal, state or foreign laws, regulations, guidelines or orders or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank under any federal, state or foreign laws, regulations, guidelines or orders (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "REVOLVING COMMITMENT": The agreement of the Bank to make Revolving Loans to the Borrower in an aggregate principal amount outstanding at any time not to exceed the

Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

         "REVOLVING COMMITMENT AMOUNT": Initially, $40,000,000, but as the same may be from time to time reduced as provided in Section 2.8.

         "REVOLVING COMMITMENT ENDING DATE":  As defined in Section 2.12.

         "REVOLVING LOAN":  As defined in Section 2.1.

         "REVOLVING LOAN DATE": The date of the making of any Revolving Loan hereunder.

         "REVOLVING NOTE":  A promissory note of the Borrower in the form of
Exhibit 1.1B hereto.

         "REVOLVING OUTSTANDINGS": As of any date of determination, the aggregate unpaid principal balance of Advances outstanding under the Revolving Note on such date.

         "SUBSIDIARY": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more Subsidiaries.

         "TERMINATION DATE": The earliest of (a) the Revolving Commitment Ending Date, (b) the date on which the Revolving Commitment is terminated pursuant to Section 7.2 hereof or (c) the date on which the Revolving Commitment Amount is reduced to zero pursuant to Section 2.8 hereof.

         "UNUSED REVOLVING COMMITMENT": As of any date of determination, the amount by which the Revolving Commitment Amount exceeds the Revolving Outstandings on such date.

         "UNUSED REVOLVING COMMITMENT FEES":  As defined in Section 2.9.

    Section 1.2 OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, or has the inclusive meaning represented by the phrase "and/or".

                                      ARTICLE II

                            TERMS OF THE CREDIT FACILITIES

    Section 2.1 THE REVOLVING COMMITMENTS; PURPOSES. On the terms and subject to the conditions hereof, the Bank agrees to make loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower on a revolving basis at any time and from time to time from the Closing Date to the Termination Date, during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, PROVIDED, that no Revolving Loan will be made in any amount which, after giving effect thereto, would cause the Revolving Outstandings to exceed the Revolving Commitment Amount. Revolving Loans may be obtained and maintained, at the election of the Borrower but subject to the limitations hereof, as Reference Rate Advances or Eurodollar Rate Advances or any combination thereof.

    Section 2.2    PROCEDURE FOR REVOLVING LOANS.     Any request by the
Borrower for Revolving Loans hereunder shall be in writing, or by telephone promptly confirmed in writing or by facsimile transmission, and must be given so as to be received by the Bank not later than 12:00 noon (Minneapolis time) three Eurodollar Business Days prior to the requested Revolving Loan Date (which shall be a Eurodollar Business Day) if the Revolving Loans are requested as Eurodollar Rate Advances and not later than 12:00 noon (Minneapolis time) on the requested Revolving Loan Date (which shall be a Business Day) if the Revolving Loans are requested as Reference Rate Advances. Each request for Revolving Loans hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Revolving Loan Date and after giving effect to the requested Revolving Loans the applicable conditions specified in Article III have been and will be satisfied. Each request for Revolving Loans hereunder shall specify (i) the requested Revolving Loan Date, (ii) the aggregate amount of Revolving Loans to be made on such date, which shall be in a minimum amount of $300,000 ($200,000, in the case of a Revolving Loan which is to be funded as a Reference Rate Advance) or, if more, an integral multiple of $100,000, (iii) whether such Revolving Loans are to be funded as Reference Rate Advances or Eurodollar Rate Advances,and (iv) in the case of Eurodollar Rate Advances, the duration of the initial Interest Period applicable thereto. Without in any way limiting the Borrower's obligation to confirm in writing any telephone request for Revolving Loans hereunder, the Bank may rely on any such request which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the Bank's record of the terms of such telephone request, absent gross negligence or willful misconduct on the part of the Bank. Unless the Bank determines that any applicable condition specified in Article III has not been satisfied, the Bank will make available to the Borrower at the Bank's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 5:00 P..M. (Minneapolis time) on the requested Revolving Loan Date the amount of the requested Revolving Loans. The Borrower shall provide to the Bank each Business Day, by not later than 4:00 P.M. (Minneapolis time) on such Business Day, a reconciliation in writing or by telecopier showing the total amount of Revolving Loans on such day.

    Section 2.3    REVOLVING NOTE.  The Revolving Loans and Advances of the
Bank shall be evidenced by a single Revolving Note payable to the order of the Bank in a principal amount equal to the Revolving Commitment Amount originally in effect. The Bank shall enter in its ledgers and records the amount of each Revolving Loan, the various Advances made, converted or continued and the payments made thereon, and the Bank is authorized by the Borrower to enter on a schedule attached to the Revolving Note a record of such Revolving Loans, Advances and payments; PROVIDED, HOWEVER, that the failure by the Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Revolving Note, and, in all events, the principal amount owing by the Borrower in respect of the Revolving Note shall be the aggregate amount of all Revolving Loans made by the Bank less all payments of principal thereof made by the Borrower.

    Section 2.4 CONVERSIONS AND CONTINUATIONS. On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all or any portion of the Advances into Reference Rate Advances or Eurodollar Rate Advances or to continue a Eurodollar Rate Advance as such; PROVIDED, HOWEVER, that a Eurodollar Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted to or continued as a Eurodollar Rate Advance if a Default or an Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be converted to, or continued as, Eurodollar Rate Advances only in an amount equal to $300,000 or an integral multiple of $100,000 in excess thereof. The Borrower shall give the Bank written notice of any continuation or conversion of any Advances and such notice must be given so as to be received by the Bank not later than 12:30 P.M. (Minneapolis time) three Eurodollar Business Days prior to the date of the requested date of conversion or continuation in the case of the continuation of, or conversion to, Eurodollar Rate Advances and not later than 12:30 p.m. (Minneapolis time) on the date of the requested conversion to Reference Rate Advances. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the current Interest Period for any continuation or conversion of Eurodollar Rate Advances, (ii) a Eurodollar Business Day in the case of conversions to or continuations as Eurodollar Rate Advances, and (iii) a Business Day in the case of conversions to Reference Rate Advances), and (c) in the case of conversions to or continuations as Eurodollar Rate Advances, the Interest Period applicable thereto. Any notice given by the Borrower under this Section shall be irrevocable. If the Borrower shall fail to notify the Bank of the continuation of any Eurodollar Rate Advance within the time required by this Section, such Advance shall, on the last day of the Interest Period applicable thereto, automatically be converted into a Reference Rate Advance of the same principal amount.

    Section 2.5 INTEREST RATES, INTEREST PAYMENTS AND DEFAULT INTEREST. Interest shall accrue and be payable on the Advances as follows:

         2.5(a)    Each Eurodollar Rate Advance shall bear interest on the
unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate for such Interest Period, plus (ii) the Applicable Margin.

         2.5(b)    Each Reference Rate Advance shall bear interest on the
unpaid principal amount thereof at a varying rate per annum equal to the sum of
(i) the Reference Rate, plus (ii) the Applicable Margin.

         2.5(c)    Any Advance not paid when due, whether at the date
scheduled therefor or earlier upon acceleration, shall bear interest until paid in full (i) during the balance of any Interest Period applicable to such Advance, at a rate perannum equal to the sum of the rate applicable to such Advance during such Interest Period plus 1.0%, and (ii) otherwise, at a rate per annum equal to the sum of (A) the Reference Rate, plus (B) the Applicable Margin for Reference Rate Advances, plus (C) 1.0%.

         2.5(d)    Interest shall be payable (i) with respect to each
Eurodollar Rate Advance having an Interest Period of three months or less, on the last day of the Interest Period applicable thereto; (ii) with respect to any Eurodollar Rate Advance having an Interest Period greater than three months, on the last day of the Interest Period applicable thereto and on each day that would have been the last day of the Interest Period for such Advance if such Advance had successive Interest Periods of three months duration; (iii) with respect to any Reference Rate Advance, on the last day of each month; (iv) with respect to any Eurodollar Rate Advance, upon any permitted prepayment (on the amount prepaid); and (v) with respect to all Advances, on the Termination Date; PROVIDED, that interest under Section 2.5(c) shall be payable on demand.

    Section 2.6 REPAYMENT. The unpaid principal amount of all Advances, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date. In addition, if at any time the Revolving Outstandings exceed the Revolving Commitment Amount, the Borrower shall prepay the Revolving
Note in an amount equal to such excess.

    Section 2.7    OPTIONAL PREPAYMENTS.   The Borrower may prepay Reference
Rate Advances, in whole or in part, at any time, without premium or penalty. Except upon an acceleration following an Event of Default or upon termination of the Revolving Commitment in whole, the Borrower may pay Eurodollar Rate Advances only on the last day of the Interest Period applicable thereto. Any such prepayment must, in the case of a Eurodollar Rate Advance, be accompanied by accrued and unpaid interest on the amount prepaid. Each prepayment shall be in an aggregate amount of $300,000 ($200,000, in the case of a Reference Rate Advance) or an integral multiple of $100,000 in excess thereof. Amounts paid (unless following an acceleration or upon termination of the Revolving Commitment in whole) or prepaid on Advances under this Section 2.7 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement.

    Section 2.8    OPTIONAL REDUCTION OF REVOLVING COMMITMENT AMOUNT OR
TERMINATION OF REVOLVING COMMITMENT.   The Borrower may, at any time, upon not
less than three Business Days prior written notice to the Bank, reduce the Revolving Commitment Amount, with any such reduction to be in a minimum of $1,000,000, or, if more, in an integral multiple of $500,000; PROVIDED, HOWEVER, that the Borrower may not at any time reduce the Revolving Commitment Amount below the Revolving Outstandings. The Borrower may, at any time, upon not less than three Business Days prior written notice to the Bank, terminate the Revolving Commitment in its entirety. Upon termination of the Revolving Commitment pursuant to this Section, the Borrower shall pay to the Bank the full amount of all outstanding Advances, all accrued and unpaid interest thereon, all unpaid Unused Revolving Commitment Fees accrued to the date of such termination, any indemnities payable with respect to Advances pursuant to Section 2.19 and all other unpaid obligations of the Borrower to the Bank hereunder.

    Section 2.9 UNUSED REVOLVING COMMITMENT FEES. The Borrower shall pay to the Bank fees (the "Unused Revolving Commitment Fees") in an amount determined by applying a rate of one-fourth of one percent (0.25%) per annum to the average daily Unused Revolving Commitment for the period from the Closing Date to the Termination Date.

    Section 2.10 COMPUTATION. Unused Revolving Commitment Fees and interest on Advances shall be computed on the basis of actual days elapsed and a year of 360 days.

    Section 2.11 PAYMENTS. Payments and prepayments of principal of, and interest on, the Revolving Note and all fees, expenses and other obligations under this Agreement payable to the Bank shall be made without setoff or counterclaim in Immediately Available Funds not later than 1:00 P.M. (Minneapolis time) on the dates called for under this Agreement and the Revolving Note to the Bank at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Revolving Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

    Section 2.12 REVOLVING COMMITMENT ENDING DATE. The "Revolving Commitment Ending Date" is March 31, 1998.

    Section 2.13   USE OF LOAN PROCEEDS.   The proceeds of the Revolving Loans
shall be used for general corporate purposes of the Borrower, including, without limitation, financing the acquisition by the Borrower of PRIMA Consulting, in a manner not in conflict with any of the Borrower's covenants in this Agreement. No part of the proceeds of any Revolving Loans or Advances shall be used, directly or indirectly, to purchase or carry any margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying such margin stock.

    Section 2.14 INTEREST RATE NOT ASCERTAINABLE, ETC. If, on or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for any Eurodollar Rate Advance, the Bank determines (which determination shall be conclusive and binding, absent error) that:

         (a) deposits in dollars (in the applicable amount) are not being made available to the Bank in the relevant market for such Interest Period, or

         (b) the Adjusted Eurodollar Rate, as the case may be, will not adequately and fairly reflect the cost to the Bank of funding or maintaining Eurodollar Rate Advances for such Interest Period,

the Bank shall forthwith give notice to the Borrower of such determination, whereupon the obligation of the Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by the Bank shall be made as Reference Rate Advances. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advance outstanding at the time such suspension is imposed.

    Section 2.15   INCREASED COST.  If any Regulatory Change:

         (a) shall subject the Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to Eurodollar Rate Advances, the Revolving Note, or its obligation to make Eurodollar Rate Advances or shall change the basis of taxation of payment to the Bank (or its Applicable Lending Office) of the principal of or interest on Eurodollar Rate Advances or any other amounts due under this Agreement in respect of Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances (except for changes in the rate of tax on the overall net income of the Bank or its Applicable Lending Office imposed by the jurisdiction in which the Bank's principal office or Applicable Lending Office is located); or

         (b) shall impose, modify or deem applicable any reserve, special deposit, capital requirement or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advances any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank's Applicable Lending Office or shall impose on the Bank (or its Applicable Lending Office) any other condition affecting Eurodollar Rate Advances or its obligation to make Eurodollar Rate Advances;

and the result of any of the foregoing is to increase the cost to the Bank (or its Applicable Lending Office) of making or maintaining any Eurodollar Rate Advance, or to reduce the amount of any sum received or receivable by the Bank (or its Applicable Lending Office) under this Agreement or under the Revolving Note, then, within 60 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Failure on the part of the Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of the Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

    Section 2.16 ILLEGALITY. If any Regulatory Change shall make it unlawful or impossible for the Bank to make, maintain or fund any Eurodollar Rate Advances, the Bank shall notify the Borrower and the Bank, whereupon the obligation of the Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. Before giving any such notice, the Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. If the Bank determines that it may not lawfully continue to maintain any Eurodollar Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Reference Rate Advances as of the date of the Bank's notice, and upon such conversion the Borrower shall indemnify the Bank in accordance with Section 2.18.

    Section 2.17 CAPITAL ADEQUACY. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on the Bank's capital or the capital of its parent corporation (by an amount the Bank deems material) as a consequence of its Revolving Commitment and/or its Advances to a level below that which the Bank or its parent corporation could have achieved but for such Regulatory Change (taking into account the Bank's policies and the policies of its parent corporation with respect to capital adequacy), then the Borrower shall, within five days after written notice and demand from the Bank, pay to the Bank additional amounts sufficient to compensate the Bank or its parent corporation for such reduction. Any determination by the Bank under this Section and any certificate as to the amount of such reduction given to the Borrower by the Bank shall be final, conclusive and binding for all purposes, absent manifest error.

    Section 2.18 FUNDING LOSSES; EURODOLLAR RATE ADVANCES. The Borrower shall compensate the Bank, upon its written request, for all losses, expenses and liabilities (including any interest paid by the Bank to lenders of funds borrowed by it to make or carry Eurodollar Rate Advances to the extent not recovered by the Bank in connection with the reemployment of such funds and including loss of anticipated profits if and to the extent that the Bank has match-funded all or any portion of such Eurodollar Rate Advances through the issuance of its certificates of deposit or otherwise, it being understood that the Bank may match-fund this credit facility either separately or in combination with other credit facilities) which the Bank may sustain: (a) if, at the request of the Borrower or on account of a Default or an Event of Default, a funding of a Eurodollar Rate Advance does not occur on the date specified therefor in the Borrower's request or notice as to such Advance under Section
2.2 or 2.4, or (b) if, for whatever reason (including, but not limited to, acceleration of the maturity of Advances following an Event of Default), any repayment of a Eurodollar Rate Advance, or a conversion pursuant to Section 2.16, occurs on any day other than the last day of the Interest Period applicable thereto. The Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent manifest error.

    Section 2.19 DISCRETION OF BANK AS TO MANNER OF FUNDING. The Bank shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.18 but excluding determinations that the Bank may elect to make from the Reuters screen) shall be made as if the Bank had actually funded and maintained each Eurodollar Rate Advance during the Interest Period for such Advance through the issuance of its certificates of deposit having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate.

                                     ARTICLE III

                                 CONDITIONS PRECEDENT

    Section 3.1 CONDITIONS OF INITIAL LOANS. The making of the initial Revolving Loans shall be subject to the prior or simultaneous fulfillment of the conditions set forth on the Closing Checklist attached hereto as Exhibit 3.1.

    Section 3.2 CONDITIONS PRECEDENT TO ALL LOANS. The making of any Revolving Loans hereunder (including the initial Revolving Loan) shall be subject to the fulfillment of the following conditions:

         3.2(a)    REPRESENTATIONS AND WARRANTIES.  The representations and
warranties contained in Article IV shall be true and correct on and as of the Closing Date and on the date of each Revolving Loan with the same force and effect as if made on such date.

         3.2(b)    NO DEFAULT.  No Default or Event of Default shall have
occurred and be continuing on the Closing Date and on the date of each Revolving Loan or will exist after giving effect to the Revolving Loans made on such date.

         3.2(c)    NOTICES AND REQUESTS.  In the case of Revolving Loans the
Bank shall have received the Borrower's request for such Revolving Loans as required under Section 2.2.

                                      ARTICLE IV

                            REPRESENTATIONS AND WARRANTIES

    To induce the Bank to enter into this Agreement, to grant the Revolving Commitments and to make Revolving Loans hereunder:

    Section 4.1 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Borrower of the Borrower Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and this Agreement constitutes, and the Revolving Note and other Borrower Loan Documents when executed will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

    Section 4.2 NO CONFLICT; NO DEFAULT. The execution, delivery and performance by the Borrower of the Borrower Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower,
(b) violate or contravene any provision of the Articles of Incorporation or bylaws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

    Section 4.3 GOVERNMENT CONSENT. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Borrower Loan Documents.

    Section 4.4 FINANCIAL STATEMENTS AND CONDITION. The Borrower's audited consolidated financial statements as at April 30, 1997 and its unaudited financial statements as at August 2, 1997 as heretofore furnished to the Bank, have been prepared in accordance with GAAP on a consistent basis (except for year-end audit adjustments as to the interim statements) and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Other than as may have been previously disclosed to the Bank in writing, since August 2, 1997 there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

    Section 4.5 REPRESENTATIONS AND WARRANTIES UNDER AGENTED CREDIT AGREEMENT. Each of the representations and warranties set forth in Sections 4.1 and 4.6 through 4.19 of the Agented Credit Agreement is true and correct as if made on and as of the date hereof.

                                      ARTICLE V

                                AFFIRMATIVE COVENANTS

    Until any obligation of the Bank hereunder to make the Revolving Loans shall have expired or been terminated and the Revolving Note and all of the other Obligations have been paid in full, unless the Bank shall otherwise consent in writing, the Borrower shall observe, perform and comply with all covenants, agreements, terms and conditions on its part to be observed, performed and complied with under Article V of the Agented Credit Agreement.

                                      ARTICLE VI

                                  NEGATIVE COVENANTS

    Until any obligation of the Bank hereunder to make the Revolving Loans shall have expired or been terminated and the Revolving Note and all of the other Obligations have been paid in full, unless the Bank shall otherwise consent in writing, the Borrower shall observe, perform and comply with all covenants, agreements, terms and conditions on its part to be observed, performed and complied with under Article VI of the Agented Credit Agreement.



                                     ARTICLE VII

                            EVENTS OF DEFAULT AND REMEDIES

    Section 7.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

         7.1(a)    The Borrower shall fail to make when due, whether by
acceleration or otherwise, any payment of principal of or interest on the Revolving Note or any other Obligation required to be made to the Bank pursuant to this Agreement.

         7.1(b)    Any representation or warranty made by or on behalf of the
Borrower, any Subsidiary or any Guarantor in this Agreement or any other Loan Document or by or on behalf of the Borrower, any Subsidiary or any Guarantor in any certificate, statement, report or document herewith or hereafter furnished to the Bank pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

         7.1(c)    The Borrower shall fail to comply with any other
agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for 30 calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Bank, (ii) the date the Borrower should have given notice of such failure to the Bank pursuant to Section 5.1 of the Agented Credit Agreement, or (iii) the date the Bank gives notice of such failure to the Borrower.

         7.1(d) An "Event of Default," as defined in the Agented Credit Agreement, shall occur.

    Section 7.2    REMEDIES.   If (a) any Event of Default described in
Sections 7.1(e), (f) or (g) of the Agented Credit Agreement shall occur with respect to the Borrower, the Revolving Commitment shall automatically terminate and the Revolving Note and all other Obligations shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing the Bank may (i) declare the Revolving Commitment terminated, whereupon the Revolving Commitment shall terminate, (ii) declare the outstanding unpaid principal balance of the Revolving Note, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Revolving Note, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Revolving Note to the contrary notwithstanding, (iii) exercise all rights and remedies under any of the Loan Documents, and (iv) enforce all rights and remedies under any applicable law.

    Section 7.3 OFFSET. In addition to the remedies set forth in Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes the Bank to set off any Obligations owed to the Bank against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Bank. Such right shall exist whether or not the Bank shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of the Borrower is or are matured or unmatured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Bank. The Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Borrower of its exercise of such setoff right; provided, however, that the failure of the Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Bank to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                              ARTICLE VIII

                              MISCELLANEOUS

    Section 8.1 MODIFICATIONS. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by the Borrower or other party thereto shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

    Section 8.2 EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Bank upon demand for all reasonable out-of-pocket expenses paid or incurred by the Bank (including filing and recording costs and fees, service charges and expenses of Dorsey & Whitney LLP, counsel to the Bank), in connection with the negotiation, preparation, approval, review, execution, delivery, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters relating thereto. The Borrower shall also reimburse the Bank upon demand for all reasonable out-of-pocket expenses (including expenses of legal counsel) paid or incurred by the Bank in connection with the collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

    Section 8.3 WAIVERS, ETC. No failure on the part of the Bank to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

    Section 8.4 NOTICES. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed; provided, however, that any notice to the Bank under Article II hereof shall be deemed to have been given only when received by the Bank.

    Section 8.5 TAXES. The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Revolving Note, which obligation of the Borrower shall survive the termination of this Agreement.

    Section 8.6 SUCCESSORS AND ASSIGNS; DISPOSITION OF LOANS; TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder or under any other Borrower Loan Document without the prior written consent of the Bank. The Bank may at any time, and, if no Default or Event of Default has occurred which is continuing, sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the Revolving Commitment, the Revolving Loans and/or Advances (each such interest so disposed of being herein called a "Transferred Interest") to banks or other financial institutions ("Transferees"). The Borrower agrees that each Transferee shall be entitled to the benefits of Sections 2.15, 2.16, 2.17, 2.18 and 2.19 with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker's Lien, setoff and counterclaim as if such Transferee were a direct lender to the Borrower. If the Bank makes any assignment to a Transferee, then upon notice to the Borrower such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a "Bank" hereunder and shall have all the rights and obligations of a "Bank" hereunder and the Bank shall be released from its duties and obligations under this Agreement to the extent of such assignment. Notwithstanding the sale by the Bank of any participation hereunder, no participant shall be deemed to be or have the rights and obligations of a "Bank" hereunder except that any participant shall have a right of setoff under
Section 7.3 as if it were the Bank and the amount of its participation were owing directly to such participant by the Borrower.

    Section 8.7 CONFIDENTIALITY OF INFORMATION. The Bank shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Bank and the Borrower and shall not be divulged to any Person other than the Bank, its Affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Bank hereunder and under the Revolving Note and the Guaranties or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Bank or by any applicable law, rule, regulation, judicial process or legal process, the opinion of the Bank's counsel concerning the making of such disclosure to be binding on the parties hereto. The Bank shall not incur any liability to the Borrower by reason of any disclosure permitted by this Section 8.7.

    Section 8.8 GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE REVOLVING NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

    Section 8.9 CONSENT TO JURISDICTION. AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE OTHER BORROWER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

    Section 8.10 SURVIVAL OF AGREEMENT. All representations, warranties, covenants and agreement made by the Borrower herein or in the other Borrower Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Bank and shall survive the making of the Revolving Loans by the Bank and the execution and delivery to the Bank by the Borrower of the Revolving Note, regardless of any investigation made by or on behalf of the Bank, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Revolving Commitment has not been terminated; provided, however, that the obligations of the Borrower under Section 8.2, 8.5 and 8.11 shall survive payment in full of the Obligations and the termination of the Revolving Commitments.

    Section 8.11 INDEMNIFICATION. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Bank and its Affiliates and the directors, officers, employees, attorneys and agents of the Bank and its Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

         (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

         (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Banks by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

    This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the later of the Termination Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause (b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder the indemnities and obligations of the Borrower contained in this Section shall survive the payment in full of the other Obligations.

    Section 8.12 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

    Section 8.13 ENTIRE AGREEMENT. This Agreement and the other Borrower Loan Documents embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

    Section 8.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

    Section 8.15 BORROWER ACKNOWLEDGEMENTS. The Borrower hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, the other Loan Documents, (b) the Bank has no fiduciary relationship to the Borrower, the relationship being solely that of debtor and creditor, (c) no joint venture exists between the Borrower and the Bank, and (d) the Bank does not undertake any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the business or operations of the Borrower and the Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Borrower by the Bank is for the protection of the Bank and neither the Borrower nor any third party is entitled to rely thereon.




                [THE REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK.]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                             NORSTAN, INC.


                             By
                               -----------------------------------
                               Kenneth S. MacKenzie
                               Its Chief Financial Officer

                             ADDRESS:

                             605 North Highway 169
                             12th Floor
                             Plymouth, MN  55441
                             Attention:  Kenneth S. MacKenzie
                             Telecopier:  (612) 420-1141

                             WITH COPIES TO:

                             Mr. Robert S. Vold
                             6900 Wedgewood Road
                             P.O. Box 9003
                             Maple Grove, MN  55369

                             Mr. Winston Munson
                             Mackall, Crounse & Moore
                             1400 At&T Tower
                             901 Marquette Avenue
                             Minneapolis, MN  55402
                             Telecopier:  (612) 305-1414


                                                FIRST BANK NATIONAL ASSOCIATION


                         [SIGNATURE PAGE FOR CREDIT AGREEMENT]

                             By
                               -------------------------------
                               Kurt D. Egertson
                               Its Vice President

                             ADDRESS:

                             First Bank Place
                             601 Second Avenue South
                             Minneapolis, MN 55402-4302
                             Attention:  Kurt D. Egertson MPFP0907
                             Telecopier:  (612) 973-0822


                         [SIGNATURE PAGE FOR CREDIT AGREEMENT]

                                       EXHIBITS


Exhibit 1.1A       Guaranty
Exhibit 1.1B       Revolving Note
Exhibit 3.1        Closing Checklist
Exhibit 3.1A       Opinion Letter


                         [SIGNATURE PAGE FOR CREDIT AGREEMENT]

                                                                EXHIBIT 1.1B TO
                                                               CREDIT AGREEMENT

                                    REVOLVING NOTE

$40,000,000           September 26, 1997
                                                        Minneapolis, Minnesota


    FOR VALUE RECEIVED, NORSTAN, INC., a Minnesota corporation (the
"Borrower"), hereby promises to pay to the order of FIRST BANK NATIONAL ASSOCIATION (the "Bank") at the main office of the Bank in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on the Termination Date the principal amount of FORTY MILLION AND NO/100 DOLLARS ($40,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Loans made by the Bank under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

    This note is the Revolving Note referred to in the Credit Agreement dated as of September 26, 1997 (the "Credit Agreement") between the Borrower and the Bank. This note is subject to certain permissive and mandatory prepayments and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

    In the event of default hereunder, the Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The Borrower waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

    THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE
GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

                                                                  NORSTAN, INC.

                                                                EXHIBIT 1.1A TO
                                                               CREDIT AGREEMENT

                                       GUARANTY



         THIS GUARANTY, dated as of September 26, 1997, is made and entered into by and between ___________________________, a Minnesota corporation (the "Guarantor"), and FIRST BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                       RECITALS

         A. The Bank and Norstan, Inc., a Minnesota corporation (the "Borrower") are, concurrently herewith, entering into a Credit Agreement of even date herewith (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Bank will extend credit accommodations the Borrower.

         B. It is a condition precedent to the effectiveness of the Bank's obligations under the Credit Agreement and its extension of credit to the Borrower thereunder that this Guaranty be executed and delivered by the Guarantor.

         C. The Guarantor is a subsidiary of the Borrower and may receive a portion of the proceeds received by the Borrower under the Credit Agreement in the form of loans, capital contributions or other investments by the Borrower in the Guarantor.

         D. The Guarantor expects to derive benefits from the extension of credit accommodations to the Borrower under the Credit Agreement and finds it advantageous, desirable and in its best interests to execute and deliver this Guaranty in favor of the Bank.

         NOW, THEREFORE, In consideration of the credit accommodations to be extended to the Borrower and for other good and valuable consideration, the parties hereto hereby agree as follows:

         Section 1. DEFINED TERMS. Terms defined in the Credit Agreement and not otherwise defined herein shall, when used herein, have the meanings ascribed thereto in the Credit Agreement. In addition, the following terms shall have the meanings indicated:

         "ADJUSTED NET WORTH" of the Guarantor shall mean, as of any date of determination thereof, the excess of (a) the amount of the "present fair saleable value" of the assets of the Guarantor as of the date of such determination, over (b) the amount of all "liabilities of the Guarantor, contingent or otherwise," as of the date of such determination, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors; provided, however, that in determining the liabilities of the Guarantor for purposes of calculating the

    Guarantor's Adjusted Net Worth, the liabilities of the Guarantor under this Guaranty shall be excluded.

         "BANK" shall have the meaning indicated in the opening paragraph thereof.

         "BORROWER" shall have the meaning indicated in Recital A.

         "CREDIT AGREEMENT" shall have the meaning indicated in Recital A.

         "DETERMINATION DATE" shall mean the earlier of (a) the date of commencement of a case under Title 11 of the United States Code in which the Guarantor is a debtor, or (b) the date enforcement hereunder is sought with respect to the Guarantor.

         "EXTENSION OF CREDIT" shall mean all loans, advances, other extensions of credit and other credit facilities and accommodations of any kind whatsoever extended to the Borrower under the Credit Agreement.

         "GUARANTOR" shall have the meaning indicated in the opening paragraph hereof.

         "MAXIMUM GUARANTEED AMOUNT" for the Guarantor shall mean, as of the Determination Date, the sum of (a) an amount equal to the aggregate amount of the Extensions of Credit under the Credit Agreement the proceeds of which are used to make a Valuable Transfer to the Guarantor, plus (b) the greater of (i) 95% of the Adjusted Net Worth of the Guarantor at the date of the making of the first of the Extensions of Credit under the Credit Agreement, or (ii) 95% of the Adjusted Net Worth of the Guarantor on such Determination Date.

         "VALUABLE TRANSFER" shall mean, in respect of the Guarantor, (a) all loans, advances or capital contributions made to the Guarantor with proceeds of Extensions of Credit, (b) all debt securities or other obligations of the Guarantor acquired from the Guarantor, or retired by the Guarantor, with proceeds of Extensions of Credit, (c) the fair market value of all property acquired with proceeds of Extensions of Credit and transferred, absolutely and not as collateral, to the Guarantor (but only to the extent of the economic benefit to the Guarantor of the property so transferred), (d) all equity securities of the Guarantor acquired from the Guarantor with proceeds of Extensions of Credit, and (e) the value of quantifiable economic benefits not included in clauses (a) through (d) above accruing to the Guarantor as a result of the Extensions of Credit.

         Section 2. THE GUARANTY. The Guarantor hereby absolutely and unconditionally guarantees to the Bank the payment when due (whether at a stated maturity or earlier by reason of acceleration or otherwise) and performance of the Obligations; PROVIDED, HOWEVER, that the obligation of the Guarantor on this Guaranty is limited to the Maximum Guaranteed Amount as determined at the Determination Date; and PROVIDED, FURTHER, that the Maximum Guaranteed Amount for which the Guarantor may be liable hereunder shall in no event exceed the amount which can be guaranteed by the Guarantor under applicable federal and state laws relating to the insolvency of debtors.

         Section 3. CONTINUING GUARANTY. This Guaranty is an absolute, unconditional, complete and continuing guaranty of payment and performance of the Obligations, and the obligations of the Guarantor hereunder shall not be released, in whole or in part, by any action or thing which might, but for this provision of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, other than irrevocable payment and performance in full of the Obligations. No notice of the Obligations to which this Guaranty may apply, or of any renewal or extension thereof need be given to the Guarantor and none of the foregoing acts shall release the Guarantor from liability hereunder. The Guarantor hereby expressly waives (a) demand of payment, presentment, protest, notice of dishonor, nonpayment or nonperformance on any and all forms of the Obligations; (b) notice of acceptance of this Guaranty and notice of any liability to which it may apply; (c) all other notices and demands of any kind and description relating to the Obligations now or hereafter provided for by any agreement, statute, law, rule or regulation; and (d) any and all defenses of the Borrower pertaining to the Obligations except for the defense of discharge by payment. The Guarantor shall not be exonerated with respect to the Guarantor's liabilities under this Guaranty by any act or thing except irrevocable payment and performance of the Obligations, it being the purpose and intent of this Guaranty that the Obligations constitute the direct and primary obligations of the Guarantor and that the covenants, agreements and all obligations of the Guarantor hereunder be absolute, unconditional and irrevocable. The Guarantor shall be and remain liable for any deficiency remaining after foreclosure of any mortgage, deed of trust or security agreement securing all or any part of the Obligations, whether or not the liability of the Borrower or any other Person for such deficiency is discharged pursuant to statute, judicial decision or otherwise. The acceptance of this Guaranty by the Bank is not intended and does not release any liability previously existing of any guarantor or surety of any indebtedness of the Borrower to the Bank.

         Section 4. OTHER TRANSACTIONS. The Bank is expressly authorized (a) to exchange, surrender or release with or without consideration any or all collateral and security which may at any time be placed with it by the Borrower or by any other Person, or to forward or deliver any or all such collateral and security directly to the Borrower for collection and remittance or for credit, or to collect the same in any other manner without notice to the Guarantor; and
(b) to amend, modify, extend or supplement the Credit Agreement, any note or other instrument evidencing the Obligations or any part thereof and any other agreement with respect to the Obligations, waive compliance by the Borrower or any other Person with the respective terms thereof and settle or compromise any of the Obligations without notice to the Guarantor and without in any manner affecting the absolute liabilities of the Guarantor hereunder. No invalidity, irregularity or unenforceability of all or any part of the Obligations or of any security therefor or other recourse with respect thereto shall affect, impair or be a defense to this Guaranty. The liabilities of the Guarantor hereunder shall not be affected or impaired by any failure, delay, neglect or omission on the part of the Bank to realize upon any of the Obligations of the Borrower to the Bank, or upon any collateral or security for any or all of the Obligations, nor by the taking by the Bank of (or the failure to take) any other guaranty or guaranties to secure the Obligations, nor by the taking by the Bank of (or the failure to take or the failure to perfect its security interest in or other Lien on) collateral or security of any kind. No act or omission of the Bank, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of the Guarantor, shall affect or impair the obligations of the Guarantor hereunder. The Guarantor acknowledges that this Guaranty is in effect and binding without reference to whether this Guaranty is signed by any other Person or Persons, that possession of this Guaranty by the Bank shall be conclusive evidence of due delivery hereof by the Guarantor and that this Guaranty shall continue in full force and effect, both as to the Obligations then existing and/or thereafter created, notwithstanding the release of or extension of time to any other guarantor of the Obligations or any part thereof.

         Section 5. ACTIONS NOT REQUIRED. The Guarantor hereby waives any and all right to cause a marshalling of the assets of the Borrower or any other action by any court or other governmental body with respect thereto or to cause the Bank to proceed against any security for the Obligations or any other recourse which the Bank may have with respect thereto and further waives any and all requirements that the Bank institute any action or proceeding at law or in equity, or obtain any judgment, against the Borrower or any other Person, or with respect to any collateral security for the Obligations, as a condition precedent to making demand on or bringing an action or obtaining and/or enforcing a judgment against, the Guarantor upon this Guaranty. The Guarantor further acknowledges that time is of the essence with respect to the Guarantor's obligations under this Guaranty. Any remedy or right hereby granted which shall be found to be unenforceable as to any Person or under any circumstance, for any reason, shall in no way limit or prevent the enforcement of such remedy or right as to any other Person or circumstance, nor shall such unenforceability limit or prevent enforcement of any other remedy or right hereby granted.

         Section 6. NO SUBROGATION. Notwithstanding any payment or payments made by the Guarantor hereunder or any setoff or application of funds of the Guarantor by the Bank, the Guarantor shall not be entitled to be subrogated to any of the rights of the Bank against the Borrower or any other guarantor or any collateral security or guaranty or right of offset held by the Bank for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Bank by the Borrower on account of the Obligations are irrevocably paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been irrevocably paid in full, such amount shall be held by the Guarantor in trust for the Bank, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Bank in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Bank, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Bank may determine.

         Section 7. APPLICATION OF PAYMENTS. Any and all payments upon the Obligations made by the Guarantor or by any other Person, and/or the proceeds of any or all collateral or security for any of the Obligations, may be applied by the Bank on such items of the Obligations as the Bank may elect.

         Section 8. RECOVERY OF PAYMENT. If any payment received by the Bank and applied to the Obligations is subsequently set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of the Borrower or any other obligor), the Obligations to which such payment was applied shall for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty shall be enforceable as to such Obligations as fully as if such application had never been made. References in this Guaranty to amounts "irrevocably paid" or to "irrevocable payment" refer to payments that cannot be set aside, recovered, rescinded or required to be returned for any reason.

         Section 9. BORROWER'S FINANCIAL CONDITION. The Guarantor is familiar with the financial condition of the Borrower, and the Guarantor has executed and delivered this Guaranty based on the Guarantor's own judgment and not in reliance upon any statement or representation of the Bank. The Bank shall not have any obligation to provide the Guarantor with any advice whatsoever or to inform the Guarantor at any time of the Bank's actions, evaluations or conclusions on the financial condition or any other matter concerning the Borrower.

         Section 10. REMEDIES. All remedies afforded to the Bank by reason of this Guaranty are separate and cumulative remedies and it is agreed that no one of such remedies, whether or not exercised by the Bank, shall be deemed to be in exclusion of any of the other remedies available to the Bank and shall in no way limit or prejudice any other legal or equitable remedy which the Bank may have hereunder and with respect to the Obligations. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Bank under or with respect to this Guaranty.

         Section 11. BANKRUPTCY OF THE BORROWER. The Guarantor expressly agrees that the liabilities and obligations of the Guarantor under this Guaranty shall not in any way be impaired or otherwise affected by the institution by or against the Borrower or any other Person of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or any other similar proceedings for relief under any bankruptcy law or similar law for the relief of debtors and that any discharge of any of the Obligations pursuant to any such bankruptcy or similar law or other law shall not diminish, discharge or otherwise affect in any way the obligations of the Guarantor under this Guaranty, and that upon the institution of any of the above actions, such obligations shall be enforceable against the Guarantor.

         Section 12. COSTS AND EXPENSES. The Guarantor will pay or reimburse the Bank on demand for all out-of-pocket expenses (including in each case all reasonable fees and expenses of counsel) incurred by the Bank arising out of or in connection with the enforcement of this Guaranty against the Guarantor or arising out of or in connection with any failure of the Guarantor to fully and timely perform the obligations of the Guarantor hereunder.

         Section 13. WAIVERS AND AMENDMENTS. This Guaranty can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by the Bank. A waiver so signed shall be effective only in the specific instance and for the specific purpose given.

         Section 14. NOTICES. Any notice or other communication to any party in connection with this Guaranty shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

         Section 15. GUARANTOR ACKNOWLEDGEMENTS. The Guarantor hereby acknowledges that (a) counsel has advised the Guarantor in the negotiation, execution and delivery of this Guaranty, (b) the Bank has no fiduciary relationship to the Guarantor, the relationship being solely that of debtor and creditor, and (c) no joint venture exists between the Guarantor or the Bank.

         Section 16. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants to the Bank that:

         16(a) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and the legal right to own and operate its properties and to conduct the business in which it is currently engaged.

         16(b) The Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty and has taken all necessary corporate action to authorize such execution, delivery and performance.

         16(c) This Guaranty constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         16(d) The execution, delivery and performance of this Guaranty will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Guarantor, (ii) violate or contravene any provision of its Articles of Incorporation or bylaws, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder. The Guarantor is not in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on its business, operations, properties, assets or condition (financial or otherwise).

         16(e) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Guarantor to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, this Guaranty.

         16(f) There are no actions, suits or proceedings pending or, to the knowledge of the Guarantor, threatened against or affecting it or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Guarantor, would have a material adverse effect on its business, operations, property or condition (financial or otherwise) or on its ability to perform its obligations hereunder.

         16(g) It expects to derive benefits from the transactions resulting in the creation of the Obligations. The Bank may rely conclusively on the continuing warranty, hereby made, that the Guarantor continues to be benefitted by the Bank's extensions of credit accommodations to the Borrower and the Bank shall have no duty to inquire into or confirm the receipt of any such benefits, and this Guaranty shall be effective and enforceable by the Bank without regard to the receipt, nature or value of any such benefits.

         16(h) The Guarantor (i) is not insolvent as of the Closing Date and will not become insolvent as a result of the execution, delivery and performance of this Guaranty, (ii) is not engaged in a business or transaction, or about to engage in a business or transaction, for which its property is an unreasonably small capital, and (iii) does not intend to incur, or believe that it will incur, debts that would be beyond its ability to pay as such debts mature.

         Section 17. CONTINUING GUARANTY; ASSIGNMENTS UNDER CREDIT AGREEMENT. This Guaranty shall (a) remain in full force and effect until irrevocable payment in full of the Obligations and the expiration of the obligations, if any, of the Bank to extend credit accommodations to the Borrower, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of, and be enforceable by, the Bank and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), the Bank may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement to any other Persons to the extent and in the manner provided in the Credit Agreement and may similarly transfer all or any portion of their respective rights under this Guaranty to such Persons.

         Section 1. GOVERNING LAW AND CONSTRUCTION. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS GUARANTY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Guaranty and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this

Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty or any other statement, instrument or transaction contemplated hereby or relating hereto.

         Section 19. CONSENT TO JURISDICTION. AT THE OPTION OF THE BANK, THIS GUARANTY MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE GUARANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GUARANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS GUARANTY, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE- DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

         Section 20. COUNTERPARTS. This Guaranty may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         Section 21. GENERAL. All representations and warranties contained in this Guaranty or in any other agreement between the Guarantor or the Bank shall survive the execution, delivery and performance of this Guaranty and the creation and payment of the Obligations. Captions in this Guaranty are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Guaranty.




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                                         -8-

         IN WITNESS WHEREOF, the Guarantor has executed this Guaranty as of the date first above written.

                        GUARANTOR:


                        -----------------------------

                        By:
                             ---------------------------
                        Title:
                               -------------------------

                        Address:

                        6900 Wedgwood Road
                        Suite 150
                        Maple Grove, MN 55311


                         FIRST BANK NATIONAL ASSOCIATION


                        By:
                             ---------------------------
                        Title:
                               -------------------------

                        Address:

                        First Bank National Association
                        601 Second Avenue South
                        Minneapolis, MN 55402-4302
                        Attention:  Kurt D. Egertson - MPFP0907
                        Fax (612) 973-0822

                            (Signature page for Guaranty)

                                                                EXHIBIT 3.1 TO
                                                               CREDIT AGREEMENT


                                  CLOSING CHECKLIST


         The making of the initial Revolving Loans shall be subject to the prior or simultaneous fulfillment of the following conditions: set forth on the Closing Checklist attached hereto as Exhibit 3.1.

         (a)  DOCUMENTS.  The Bank shall have received the following:

              (i) A Revolving Note in the form of Exhibit 1.1B hereto, drawn to the order of the Bank, executed by a duly authorized officer (or officers) of the Borrower and dated the Closing Date.

              (ii) A Guaranty in the form of Exhibit 1.1A hereto, prepared separately for each Guarantor and executed by a duly authorized officer of such Guarantor, which Guaranty.

              (iii) A copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of the Borrower Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

              (iv) An incumbency certificate showing the names and titles and bearing the signatures of the officers of the Borrower authorized to execute the Borrower Loan Documents and to request Revolving Loans and conversions and continuations of Advances hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

              (v) A copy of the Articles of Incorporation of the Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than ten days prior to the Closing Date.

              (vi) A certificate of good standing for the Borrower in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date not more than ten days prior to the Closing Date.

              (vii) A copy of the bylaws of the Borrower, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

              (viii) A copy of the corporate resolution of each Guarantor authorizing the execution, delivery and performance of its respective Guaranty.

              (ix) An incumbency certificate for each Guarantor showing the names and titles and bearing the signatures of the officers of such Guarantor authorized to execute the Guaranty of such Guarantor, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Guarantor.

              (x) A copy of the Articles of Incorporation of each Guarantor with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date not more than eight days prior to the Closing Date.

              (xi) A certificate of good standing for each Guarantor in the jurisdiction of its incorporation, certified by the appropriate governmental officials as of a date not more than ten days prior to the Closing Date.

              (xii) A copy of the bylaws of each Guarantor, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Guarantor.

              (xiii) A certificate dated the Closing Date of the chief executive officer or chief financial officer of the Borrower certifying as to the matters set forth in Sections 3.2 (a) and 3.2 (b) of the Credit Agreement.

         (b) OPINION. The Borrower shall have requested Mackall, Crounse & Moore, its counsel, to prepare a written opinion, addressed to the Banks and dated the Closing Date, covering the matters set forth in Exhibit 3.1A hereto, and such opinion shall have been delivered to the Bank.

         (c) COMPLIANCE. The Borrower shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrower prior to or simultaneously with the Closing Date.

         (d) OTHER MATTERS. All corporate and legal proceedings relating to the Borrower and the Guarantors and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Bank and its counsel, and the Bank shall have received all information and copies of all documents, including records of corporate proceedings, as the Bank or such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

         (e) FEES AND EXPENSES. The Bank shall have received all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the fees and expenses of counsel to the Bank payable pursuant to
Section 8.2 of the Credit Agreement.

First Bank National Association
September 26, 1997
Page 1

                                                                EXHIBIT 3.1A TO
                                                               CREDIT AGREEMENT





                                  September 26, 1997



First Bank National Association
First Bank Place
601 Second Avenue South
Minneapolis, MN  55402-4302
Attn:  Kurt D. Egertson MPFP0907

Ladies/Gentlemen:

    We have acted as counsel for Norstan, Inc. (the "Borrower") and its subsidiaries, Norstan Financial Services, Inc., Norstan Communications. Inc., Norstan Network Services, Inc., Norstan Canada Inc. and Connect Computer Company, in connection with a Credit Agreement (the "Credit Agreement") of even date herewith by and among the Borrower and First Bank National Association, a national banking association (the "Bank"). Except as otherwise defined herein, all terms defined in the Credit Agreement shall have the meanings herein that are given to them in the Credit Agreement.

    In this connection, we have examined the Borrower Loan Documents and the Guaranties (the "Documents").

    We have examined such legal matters as we have deemed necessary and relevant in connection with this opinion. We have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the Documents and such records, documents (including certified resolutions of the Board of Directors of the Company authorizing the financing transaction and the entering into the Documents) and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In all such examinations, we have assumed the genuineness of all signatures other than those of the Company. As to questions of fact material to the opinions expressed herein, we have relied on certificates of the officers of Company and of public officials.

    On the basis of the foregoing, we are of the opinion that:

First Bank National Association
September 26, 1997
Page 2

    (a) The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to carry on its business as now conducted, to enter into the Borrower Loan Documents and to perform all of its obligations under each and all of the foregoing. The Borrower is duly qualified and in good standing as a foreign corporation in all of the jurisdictions in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would permanently preclude the Borrower from enforcing its rights with respect to any material asset or expose the Borrower to any material liability.

    (b) The execution, delivery and performance by the Borrower of the Borrower Loan Documents have been duly authorized by all necessary corporate action by the Borrower.

    (c) The Borrower Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

    (d) The execution, delivery and performance by the Borrower of the Borrower Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or, to the best of our knowledge, any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provision of the Articles of Incorporation or bylaws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument known to us to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any lien thereunder.

    (e) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental of public body of authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Borrower Loan Documents.

    (f) To the best of our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting the Borrower of any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which (i) challenge the legality, validity or enforceability of the Borrower Loan Documents, or (ii) if determined adversely to the Borrower, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries as a consolidated enterprise or on the ability of the Borrower to perform it obligations under the Borrower Loan Documents.

First Bank National Association
September 26, 1997
Page 3

    (g) Each subsidiary is a corporation duly incorporated and validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into those Loan Documents to which it is a party and to perform all of its obligations under each and all of the foregoing. Each Subsidiary is duly qualified and in good standing as a foreign corporation in all of the jurisdictions in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would permanently preclude such Subsidiary from enforcing its rights with respect to any material asset or expose such Subsidiary to any material liability.

    (h) The execution, delivery and performance by each Subsidiary of the Loan Documents to which it is a party have been duly authorized by all necessary corporate action by such Subsidiary.

    (i) Each Loan Document executed by a Subsidiary constitutes a legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms.

    (j) The execution, delivery and performance by each Subsidiary of the Loan Documents to which it is a party will not (i) violate any provision of any law, statute, rule or regulation, or to the best of our knowledge, any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to such Subsidiary, (ii) violate or contravene any provision of the Articles of Incorporation or bylaws of such Subsidiary, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument known to us to which such Subsidiary is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder.

    (k) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of any Subsidiary to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents to which such Subsidiary is a party.

    (l) To the best of our knowledge, there are no actions, suits or proceedings pending or threatened against or affecting any Subsidiary or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which (i) challenge the legality, validity or enforceability of any Loan Document to which such Subsidiary is a party, or (ii) if determined adversely to such Subsidiary, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of such Subsidiary or on the ability of such Subsidiary to perform its obligations under the Loan Documents to which it is a party.

First Bank National Association
September 26, 1997
Page 4

    The opinions expressed herein are also subject to the following matters (in addition to the qualifications, exceptions, limitations and assumptions specified above):

    (a) Our opinions as they relate to the validity and enforceability of the Documents are subject to the qualification that the availability of the remedies of specific performance or injunctive relief, or any other equitable remedy, is subject to the discretion of the court before which a proceeding therefor may be brought and the application of general principles of equity.

    (b) Our opinions as they relate to the validity and enforceability of the Documents are subject to the qualification that the same may be limited by the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act, bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting generally the enforcement of creditors' rights, now or hereafter in effect, and subject to limitations on the availability of equitable remedies.

    (c) The validity and enforceability of each of the Documents is subject to the applicable statute of limitations.

    (d) The provision of the Documents specifying that the documents may only be amended or waived in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of the Documents.

    We are licensed to practice law in the State of Minnesota and the opinions expressed herein are limited to the laws of the State of Minnesota and federal laws.

    This opinion is furnished for the benefit of you and any participants in the loans evidenced by the Documents, and may be relied upon only by you and such participants.

                   Very truly yours,